    As filed with the Securities and Exchange Commission on October 3, 1997
                                                      Registration No. 333-23705

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ---------------
                         POST-EFFECTIVE AMENDMENT NO. 1

                                       to

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   REMEC, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                 California                        95-3814301
       -------------------------------        ---------------------
       (State or Other Jurisdiction of          (I.R.S. Employer
       Incorporation or Organization)          Identification No.)

               9404 Chesapeake Drive, San Diego, California 92123
               --------------------------------------------------
                    (Address of Principal Executive Offices)

                 Radian Technology, Inc. 1987 Stock Option Plan
                 ----------------------------------------------
                            (Full Title of the Plan)

      Ronald E. Ragland, Chairman of the Board and Chief Executive Officer
                              9404 Chesapeake Drive
                           San Diego, California 92123
                           ---------------------------
                     (Name and Address of Agent For Service)

                                 (619) 560-1301
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         Copy to: Victor A. Hebert, Esq.
                         Heller Ehrman White & McAuliffe
                                 333 Bush Avenue
                         San Francisco, California 94104
                                 (415) 772-6000

                                   REMEC, INC.
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                         FORM S-8 REGISTRATION STATEMENT
                                       FOR
                 RADIAN TECHNOLOGY, INC, 1987 STOCK OPTION PLAN

              REGISTRATION COVERS SHARES RESULTING FROM STOCK SPLIT


     On June 27, 1997, REMEC, Inc. (the "Registrant") effected a three-for-two split of the Registrant's Common Stock, in the form of a stock dividend. Pursuant to Rule 416(b) of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant's Form S-8 Registration Statement (File No. 333-23705) (the "Registration Statement") is hereby amended to increase the number of shares of Common Stock issuable under the Radian Technology, Inc. 1987 Stock Option Plan from 90,445 shares to 135,667 shares. The Registration Statement is further amended to reflect that the number of shares registered includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to such employee benefit plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding common stock.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, State of California, on October 3, 1997.

                                   REMEC, INC.



                                   By: *
                                       -----------------------------------------
                                       Ronald E. Ragland, Chairman of the Board
                                       and Chief Executive Officer

                      POWER OF ATTORNEY TO SIGN AMENDMENTS
                      ------------------------------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Errol Ekaireb and Thomas A. George, or either of them, with full power of substitution, such person's true and lawful attorneys-in-fact and agents for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


  *                                             Chairman of the Board,         October 3, 1997
-------------------------------------------     and Chief Executive
             Ronald E. Ragland                  Officer and Director
                                                (Principal Executive
                                                Officer)

  *                                             President and Chief             October 3, 1997
-------------------------------------------     Operating Officer and
               Errol Ekaireb                    Director


/S/          THOMAS A. GEORGE                   Chief Financial Officer,        October 3, 1997
-------------------------------------------     Senior Vice President,
             Thomas A. George                   and Secretary (Principal
                                                Financial and
                                                Accounting Officer)

  *                                             Executive Vice                  October 3, 1997
-------------------------------------------     President, President of
               Jack A. Giles                    REMEC Microwave
                                                Division and Director

  *                                             Senior Vice President,          October 3, 1997
-------------------------------------------     Chief Engineer and
               Denny Morgan                     Director

  *                                             Executive Vice                  October 3, 1997
-------------------------------------------     President and Director
               Joseph T. Lee

  *                                             Director                        October 3, 1997
-------------------------------------------
            Thomas A. Corcoran

  *                                             Director                        October 3, 1997
-------------------------------------------
             William H. Gibbs

  *                                             Director                        October 3, 1997
-------------------------------------------
               Andre R. Horn

                                                Director                        October __, 1997
-------------------------------------------
               Gary L. Luick

  *                                             Director                        October 3, 1997
-------------------------------------------
              Jeffrey M. Nash


*By /s/ THOMAS A. GEORGE
    ---------------------------------------
        Thomas A. George
        Attorney-In-Fact